Exhibit 99.1

INGOT SYSTEMS, INC. AND SUBSIDIARIES

PAGE
REPORT OF INDEPENDENT ACCOUNTANTS	2

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Stockholders’ Equity (Deficiency)	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-14

REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of Ingot Systems, Inc.

We have audited the accompanying consolidated balance sheets of Ingot Systems, Inc. and subsidiaries (“the Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the two years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ingot Systems, Inc. and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the consolidated financial statements, the Company was acquired by Virage Logic Corporation on August 14, 2007.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

October 29, 2007

INGOT SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$64	$50	$283
Accounts receivable, net	4	—	311
Costs in excess of related billings on uncompleted contracts	1,087	464	363
Current deferred tax assets	198	198	28
Prepaid expenses and other	80	112	138
Taxes receivable	287	84	—

Total current assets	1,720	908	1,123
Property and equipment, net	50	65	62

Total assets	$1,770	$973	$1,185

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$12	$2	$2
Accrued expenses	60	45	93
Loans from officers	170	130	—
Deferred revenue	1,670	695	395
Income taxes payable	—	—	217

Total liabilities	1,912	872	707

Commitments and contingencies (Note 5:)
Stockholders’ equity (deficiency):
Common stock, $0.001 par value; Authorized shares – 50,000; issued and outstanding shares – 22,900, 22,900, and 22,880 as of June 30, 2007 (unaudited), December 30, 2006, and 2005, respectively	23	23	23
Additional paid-in capital	19	13	4
Accumulated other comprehensive income	6	—	(1)
Retained earnings (accumulated deficit)	(190)	65	452

Total stockholders’ equity (deficiency)	(142)	101	478

Total liabilities and stockholders’ equity (deficiency)	$1,770	$973	$1,185

See accompanying notes to Consolidated Financial Statements

INGOT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	For the Six Months Ended		For the Year Ended
	June 30 2007	June 30 2006	December 31 2006	December 31 2005
	(Unaudited)	(Unaudited)
Revenues:
License	$35	$488	$488	$57
Services	260	1,179	2,099	3,435

Total revenues	295	1,667	2,587	3,492

Cost and expenses:
Cost of license	28	349	349	24
Cost of services	155	748	1,690	1,758
Research and development	313	571	720	741
Sales and marketing	244	167	382	172
General and administrative	116	104	185	181

Total cost and expenses	856	1,939	3,326	2,876

Operating income (loss)	(561)	(272)	(739)	616
Interest income and other income (expenses), net	(6)	(1)	(3)	—

Income (loss) before income taxes	(567)	(273)	(742)	616
Income tax provision (benefit)	(312)	(173)	(355)	190

Net income (loss)	$(255)	$(100)	$(387)	$426

See accompanying notes to Consolidated Financial Statements

INGOT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(In thousands, except share data)

	Number of Shares	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (loss)	Retained Earnings (Accumulated Deficit)	Total
Balance at January 1, 2005	22,879,999	$23	$2	$—	$26	$51
Stock-based compensation	—	—	2	—	—	2
Cumulative foreign exchange translation adjustments	—	—	—	(1)	—	(1)
Net Income	—	—	—	—	426	426

Balance at December 31, 2005	22,879,999	23	4	(1)	452	478
Issuance of common stock	19,700	—	1	—	—	1
Stock-based compensation	—	—	8	—	—	8
Cumulative foreign exchange translation adjustments	—	—	—	1	—	1
Net Loss	—	—	—	—	(387)	(387)

Balance at December 31, 2006	22,899,699	23	13	—	65	101
Stock-based compensation	—	—	6	—	—	6
Cumulative foreign exchange translation adjustments	—	—	—	6	—	6
Net Loss	—	—	—	—	(255)	(255)

Balance at June 30, 2007 (unaudited)	22,899,699	$23	$19	$6	$(190)	$(142)

See accompanying notes to Consolidated Financial Statements

INGOT SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(255)	$(100)	$(387)	$426
Adjustments to reconcile net income (loss) from operations to net cash (used in) provided by operating activities:
Depreciation	17	14	31	15
Stock-based compensation	6	2	8	2
Changes in operating assets and liabilities:
Accounts receivable	(4)	311	311	(168)
Costs in excess of related billings on uncompleted contracts	(622)	266	(102)	(140)
Prepaid expenses and other assets	32	(14)	26	(113)
Taxes receivable	(203)	(44)	(84)	—
Deferred tax assets	—	—	(170)	(28)
Accounts payable and accrued liabilities	25	(30)	(48)	21
Deferred revenue	975	(175)	300	65
Income taxes payable	—	(217)	(217)	216

Net cash (used in) provided by operating activities	(29)	13	(332)	296

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3)	(26)	(33)	(59)

Net cash used in investing activities	(3)	(26)	(33)	(59)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from shareholders	40	—	130	—
Net proceeds from issuance of common stock	—	—	1	—

Net cash provided by financing activities	40	—	131	—

Effect of exchange rates on cash	6	(3)	1	(1)

Net increase (decrease) in cash and cash equivalents	14	(16)	(233)	236
Cash and cash equivalents, beginning of period	50	283	283	47

Cash and cash equivalents, end of period	$64	$267	$50	$283

SUPPLEMENTAL DISCLOSURE OF CASH FLOW:
Income taxes paid	$—	$87	$115	$—

See accompanying notes to Consolidated Financial Statements

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

1.	Nature of operations and summary of significant accounting policies:

Ingot Systems, Inc. (“the Company”), a California corporation, is a leading provider of critical functional IP and design services to the semiconductor industry with global design centers located in the United States and India. The Company offers ASIC Design Solutions to customers in the form of IP solutions, full-chip design, design verification, physical design services and silicon prototyping/production capability. The Company’s innovative technology is silicon proven and includes integrated DDR1(double data rate), DDR2, DDR2/3 and Mobile SDR/Mobile DDR memory controllers which include a memory controller, physical layer (PHY), and delay locked loop (DLL).

The accompanying consolidated financial statements include the accounts of Ingot Systems, Inc. and its wholly owned subsidiaries, MemCore Inc., and Ingot Systems Private Limited, conducting business in the Unites States and India.

The accompanying unaudited consolidated statements as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, the information included in these notes to the consolidated financial statements related to unaudited financial information does not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments and accruals, necessary for a fair presentation of the results for the interim period. All material intercompany accounts and transactions have been eliminated in consolidation.

Foreign Currency

The financial position and results of operation of the Company’s foreign operation in India is measured using the Indian rupee as the functional currency. Accordingly, for these operations all assets and liabilities are translated into U.S. dollars at the average exchange rates as of the respective balance sheet dates. Revenue and expense items are translated using the weighted average exchange rates prevailing during the period. Cumulative gains and losses from the translation of these operations’ financial statements are reported as a separate component of stockholders’ equity (deficiency). Transaction gains (losses) are recorded in the statements of operations and have not been material for any periods presented.

Use of Estimates

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments the Company makes about the carrying values of assets and liabilities that are not readily apparent from other sources. The Company bases its estimates and judgments on its historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. GAAP requires the Company to make estimates and judgments in several areas, including those related to revenue recognition, recoverability of accounts receivable, the recording of various accruals, the useful lives of long-lived assets such as property and equipment, the fair value of stock options, income taxes, and potential losses from contingencies and litigation. These estimates are based on management’s knowledge about current events and expectation about actions the Company may undertake in the future. Actual results could differ materially from those estimates.

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

Revenue recognition

The Company’s revenue recognition policy is based on the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition” as amended by Statement of Position 98-4 and Statement of Position 98-9. Additionally, revenue is recognized on some products, according to Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenues generated from the Company are all recorded in the United States. License revenues are generally recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. If any of these criteria are not met, revenue recognition is deferred until such time as all criteria are met.

License of the Company’s intellectual property may involve customization to the functionality of the software; therefore revenues from such licenses are recognized in accordance with Statement of Position 81-1. If the Company believes that they can reasonably and reliably estimate the costs to complete projects, revenue is recognized using a percentage-of-completion method. If the Company cannot reasonably and reliably estimate the costs to complete a project, the completed contract method of accounting is used, such that costs are deferred until the project is completed, at which time revenues and related costs are recognized. Revenues from technical consulting services are recognized as the services are performed. Costs incurred in advance of revenue recognition are recorded as costs in excess of related billings on uncompleted contracts. If customer acceptance is required for completion of specified milestones, the related revenue is deferred until the acceptance criteria are met. If a portion of the value of a contract is contingent based on meeting a specified criteria, then the contingent value of the contract is deferred until the contingency has been satisfied or removed.

For arrangements which include multiple elements, all revenue is deferred and recognized when delivery of the last element occurs as we have not established fair value for all elements.

Cash and cash equivalents

The Company considers all highly liquid investments with original or remaining maturities, at the date of purchase, of three months or less to be cash equivalents. Cash and cash equivalents are maintained with a major financial institution. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Accounts receivable, net

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. At December 2005, approximately 84% of the Company’s receivable was with one customer. For the period presented, an allowance for doubtful accounts was not recorded as the Company determined that substantially all of the accounts receivable are considered to be realizable.

Property and equipment, net

Property and equipment are recorded at cost, net of accumulated depreciation and are primarily located in the United States. Depreciation is provided on a straight-line basis over the useful lives of the assets, generally three years, or the shorter of the lease term or the estimated useful lives of the assets, if applicable. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the asset. Repair and maintenance are charged to expense as incurred.

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

Impairment of long-lived assets

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” When events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, the Company reviews such impairments in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. No impairment losses were incurred in the periods presented.

Research and development

The Company expenses the cost of research and development as incurred. Research and development expenses principally consist of payroll and related costs and depreciation and amortization of equipment and software used in product development projects.

Advertising costs

Expenses related to advertising and promotional activities are charged to sales and marketing expense as incurred. Advertising costs were $1,265, $2,761, $5,247, and $0 for the unaudited six months periods ended June 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively.

Stock-Based Compensation

The Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), on January 1, 2006 which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors including employee stock options based on estimated grant date fair values. Using the prospective transition method of adopting SFAS 123(R), the financial statements presented herein reflect compensation expense for stock-based awards as if the provisions of SFAS 123(R) had been applied from the date of adoption. Prior to the adoption of SFAS 123(R), the Company used the minimum value method.

Prior to January 1, 2006, the Company accounted for employee stock-based compensation using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) as permitted by SFAS 123, “Accounting for Stock-Based Compensation” (SFAS 123), and SFAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (SFAS 148). Under the intrinsic method, the difference between the market price on the date of grant and the exercise price is charged to the results of operations over the vesting period on a straight-line method. For the year ended December 31, 2005 the Company did not have any options that were granted below fair value as of the measurement date. Accordingly, the Company was not required to recognize compensation cost for stock options issued to the Company’s employees.

Employee stock-based compensation expense recognized under SFAS 123(R) in the statements of operations for the year ended December 31, 2006 and the unaudited six month period ended June 30, 2007 related to stock options was $7,608 and $6,095. The estimated grant date fair value of the Company’s stock-based awards, less expected forfeitures, is amortized over the awards’ vesting period on a straight-line basis.

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

The Company selected the Black-Scholes option pricing model as the most appropriate method for determining the estimated fair value for stock-based awards. The Black-Scholes option pricing model requires the use of highly subjective and complex assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. The Company determined that the use of a pool of publicly traded, comparably sized competitors’ volatilities is more reflective of the market conditions and a better indicator of expected volatility.

For stock options granted to non-employees the Company recognizes compensation expense in accordance with the provisions of SFAS 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, which require such equity instruments to be recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest. The Company amortizes compensation expense related to non-employee stock options in accordance with the Financial Accounting Standards Board’s (“FASB”) Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans” (“FIN 28”). The Company recorded non-employee stock-based compensation expense of $0 and $2,138 for the years ended December 31, 2006 and December 31, 2005, respectively.

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred income taxes and liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the statutory marginal income tax rate in effect for the years in which the differences are expected to reverse. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently assessing the impact that SFAS 157 will have on the Company’s results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which fair value option has been elected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity’s choice to use fair value on its earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company is currently assessing the impact that the adoption of SFAS 159 may have on the Company’s financial position, results of operations or cash flows.

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

2.	Property and equipment, net:

Property and equipment, net consisted of the following as of June 30, 2007, and December 31, 2006 and 2005:

	June 30, 2007	December 31, 2006	December 31, 2005
	(Unaudited)
Computer equipment	$96,729	$93,850	$65,943
Office furniture and leasehold improvements	18,973	18,973	13,561

	115,702	112,823	79,504
Less: Accumulated depreciation and amortization	65,471	47,787	17,132

Equipment and leasehold improvements, net	$50,231	$65,036	$62,372

3.	Comprehensive income (loss):

Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS No. 130) established standards for the reporting and display of comprehensive income (loss). For the periods presented, comprehensive income (loss) includes foreign currency translation adjustments.

Total comprehensive income (loss) for the six months ended June 30, 2007 and 2006, and for the years ended December 31, 2006 and 2005 are as follows:

	For the Six Months Ended		For the Year Ended
	June 30, 2007	June 30, 2006	December 31, 2006	December 31, 2005
	(Unaudited)	(Unaudited)
Net income (loss)	$(255)	$(100)	$(387)	$426
Foreign currency translation adjustments, net of tax	(6)	2	(1)	1

Comprehensive income (loss)	$(261)	$(98)	$(388)	$427

4.	Stockholders’ equity (deficiency):

Stock-based compensation

Upon adoption of SFAS 123(R), the Company selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The use of the Black-Scholes option pricing model requires the use of extensive actual employee exercise behavior data and the use of a number of complex assumptions including expected volatility, risk-free interest rate and expected dividends. The following table summarizes the assumptions used to value options for the year ended December 31, 2006:

Assumptions
Stock option grants:
Expected term of stock options (years)	6.25 years
Risk-free interest rate	4.35%
Volatility	80%
Dividend yield	0%

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

The Company determined that the use of a pool of publicly traded competitors’ volatilities is more reflective of market conditions and an appropriate indicator of expected volatility in accordance with guidance in SFAS 123(R) and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 “Share-Based Payments” (“SAB 107”). The Company will continue to monitor these and other relevant factors used to measure expected volatility for future stock option grants.

The expected term of employee stock options represents the weighted-average period that the stock options are expected to remain outstanding. The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. In accordance with guidance in SFAS 123(R) and SAB 107, the Company used the “simplified” method for calculating expected term.

The risk-free interest rate assumption is based upon observed interest rates on United States government securities appropriate for the expected term of the Company’s employee stock options. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

Equity incentive plans

In 2005, the Company adopted the 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the granting of stock options to employees and consultants of the Company. Stock options granted under the 2005 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The total number of shares reserved and available for grant and issuance pursuant to the 2005 Plan is 4,000,000 shares.

Options generally vest over a four-year period and have a maximum term of 10 years. Incentive stock options generally vest at a rate of 25% at the end of the first year of vesting, with the remaining balance vesting ratably over the next three years.

Additional information with respect to the Company’s 2005 Plan activity is as follows:

	Options	Weighted Average Exercise Price
Options outstanding at January 1, 2005	850,000	$0.045
Granted	1,380,000	0.045
Cancelled	(25,000)	0.045
Exercised	—	—

Options outstanding at December 31, 2005	2,205,000	0.045
Granted	976,667	0.060
Cancelled	(580,300)	0.045
Exercised	(19,700)	0.045

Options outstanding at December 31, 2006	2,581,667	0.051
Granted	—	—
Cancelled	(200,000)	0.051
Exercised	—	—

Options outstanding at June 30, 2007 (unaudited)	2,381,667	$0.051

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

Summarized information about stock options outstanding at December 31, 2006 is as follows:

	Options Outstanding			Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life (in year)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in year)
$0.45 - $0.60	2,581,667	8.7	$0.051	735,945	$0.045	8.0

As of December 31, 2006, the total remaining unrecognized compensation cost related to unvested stock options amounted to $53,321 which will be amortized over the weighted-average remaining requisite service period of 3.5 years.

5.	Commitments and Contingencies:

The Company leases office space in India and in the U.S. under operating leases expiring through 2008. Rent expense for the six months ended June 30, 2007 and for the years ended December 31, 2006 and 2005 were $46,129, $74,092, and $69,968, respectively.

The following table summarizes the contractual obligations and commercial commitments at December 31, 2006:

	Purchase Obligations Payments		Minimum Lease Payments
2007	$50,490		$75,472
2008	—		17,937
2009	—		—
2010	—		—
2011	—		—

Total purchase obligations and lease payments	$50,490	(*)	$93,049

(*)	Reflects amounts payable under contracts for product development software licenses and maintenance.

6.	Income taxes:

Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. In addition, the Company evaluates the tax contingencies on an ongoing basis and recognize in a liability when it is probable that a liability exists and that liability is measurable. The Company’s federal net operating loss and research and development tax credit carryforwards will expire in various amounts beginning in 2026.

INGOT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 is unaudited.)

	For the Year Ended December 31,
	2006	2005
The components of the provision (benefit) for income taxes are as follows (in thousands):
Current
Federal	$(185)	$185
State	—	33

	(185)	218
Deferred
Federal	(103)	(25)
State	(67)	(3)

	(170)	(28)

Total provision (benefit) for income taxes	$(355)	$190

Deferred tax assets consist of the following (in thousands):
Depreciation and amortization	$32	$—
Net operating loss	68	—
Reserves and others	98	28

Gross deferred tax assets	198	28

Valuation Allowance	—	—

Net deferred tax assets	$198	$28

7.	Related-party transactions:

The Company’s two shareholders have from time to time advanced funds to the Company for working capital purposes. Outstanding balances are due on demand. The balance of the amounts due to the shareholders was $170,000, $130,000, and $0 as of June 30, 2007 (unaudited), December 31, 2006 and 2005, respectively. These amounts carry no interest.

8.	Events Subsequent to December 31, 2006:

On August 14, 2007, the shareholders of the Company completed the sale of the Company to Virage Logic Corporation, a public company listed on the NASDAQ National Market. The consideration for the acquisition of the Company consisted of an initial cash payment of $1.8 million. In addition, deferred consideration for a series of earn-out payments over the next two years may be payable to the shareholders of the Company, contingent upon the Company meeting certain financial performance goals during such period.